EXHIBIT 99.1

                                 NEWS RELEASE

US Propane                                                  [LOGO OF US PROPANE]
P.O. Box 650205
Dallas, Texas 75265-0205
972-855-3766
                                                   Contacts:  See End of Release

          US PROPANE TO MERGE OPERATIONS WITH HERITAGE HOLDINGS, INC.
             TO CREATE NATION'S FOURTH LARGEST PROPANE DISTRIBUTOR

Dallas, TX -- June 15, 2000 -- US Propane, LLC announced today that it will combine with Heritage Holdings, Inc., the general partner of Heritage Propane Partners, L.P. (NYSE: HPG), to create the fourth largest retail propane distributor in the United States. Through a series of transactions, US Propane will be the general partner in a master limited partnership that will distribute propane to over 480,000 customers in 28 states.

The transaction is expected to be accretive to the cash flows of Heritage Propane Partners as well as to each of the US Propane partners. If the projected results are achieved, the Board of Directors of Heritage Holdings should be in a position to consider an increase in the cash distributions to Heritage Propane Partners unitholders.

Heritage Propane Partners, a publicly traded master limited partnership, currently operates 170 locations throughout the United States and is recognized as one of the most successful propane distributors in the industry. US Propane, a joint venture announced earlier this year to consolidate the propane operations of four Southeastern propane companies, has approximately 80 locations in Alabama, Florida, Georgia, Kentucky, North Carolina, South Carolina and Tennessee.

Under the agreements, US Propane will sell its propane business to Heritage Propane Partners for approximately $181 million in cash and limited partnership units of Heritage Propane Partners. US Propane will purchase all of the outstanding common stock of Heritage Holdings, the general partner of Heritage Propane Partners for $120 million. Upon closing of the transaction, expected later this summer, US Propane will own all of the general partnership interest and an approximate 34% limited partnership interest in Heritage Propane Partners, the master limited partnership. Shares of the general partner will be held proportionately among the four companies that formed US Propane earlier this year - AGL Resources (NYSE: ATG); Atmos Energy Corporation (NYSE: ATO); TECO Energy (NYSE: TE); and Piedmont Natural Gas Company, Inc. (NYSE: PNY).

"In just a matter of a few months, we will have transformed four, relatively small propane operations to a major regional player and now to an even larger national player," said US Propane Chief Operating Officer Larry Dagley. "In combining our operations, we've found a creative way to achieve scale and maximize the value of our propane holdings." Dagley added that combining the propane operations into one partnership creates a significant market presence that allows the group to pursue major accounts on a national level and also balance the seasonal and weather-related demand fluctuations on a broader scale.

Dagley said a key benefit of the arrangement is that the Heritage management team, recognized as one of the best in the industry, will remain with the combined company as both managers and significant owners. James E. Bertelsmeyer will continue as Chairman of Heritage Holdings, the general partner of Heritage Propane Partners. H. Michael Krimbill, Chief Executive Officer and R. C. Mills, Chief Operating Officer, of Heritage Holdings, will continue in those positions for the combined company. The management team will be joined by Larry J. Dagley, who will become the Chief Financial Officer, a role that was previously vacant. Dagley was formerly Executive Vice President and Chief Financial Officer of Atmos Energy Corporation prior to being named Chief Operating Officer of US Propane. After the transaction, management will own an approximate 20% limited partnership interest in Heritage Propane Partners.

The board of directors of Heritage Holdings will be expanded to 13 members, two from each of the venture members of US Propane, two inside directors and three independent directors.

US Propane is being advised by PaineWebber Incorporated in both this transaction and the formation of the initial joint venture. Lehman Brothers acted as financial advisor to the Special Committee of the Board of Directors of the General Partner of Heritage Propane Partners, in connection with the transaction.

More...

Atmos Energy Corporation of Dallas, Texas, distributes natural gas and propane to more than one million customers in 13 states through its operating divisions
- Energas Company, Greeley Gas Company, Trans Louisiana Gas Company, United Cities Gas Company, Western Kentucky Gas Company and United Cities Propane Gas, Inc. Atmos recently completed its acquisition of the Missouri distribution assets of Southwestern Energy Corporation and recently announced that it plans to acquire Louisiana Gas Service Company. Once the Louisiana Gas Service Company acquisition is completed, Atmos will become the fifth largest pure natural gas LDC in the United States with approximately 1.4 million customers. Atmos Energy's Internet address is www.atmosenergy.com.
                             -------------------

AGL Resources Inc. is a regional energy holding company with operations in the Southeast. Atlanta Gas Light Company, the largest natural gas distributor in the Southeast and the company's primary subsidiary, provides delivery service to more than 1.5 million customers in Georgia and full natural gas service in the Chattanooga area of Tennessee. AGL Resources is also engaged in other energy-related businesses, including retail energy marketing, customer care services for energy marketers, and wholesale and retail propane sales. AGL Resources recently signed a definitive agreement to acquire Virginia Natural Gas. The transaction is anticipated to close no later than December 31, 2000. AGL Resources' Internet address is www.aglresources.com.
                               --------------------

Piedmont Natural Gas Company, Inc. is an energy and services company primarily engaged in the transportation, distribution and sale of natural gas and the sale of propane to over 710,000 residential, commercial and industrial customers in North Carolina, South Carolina and Tennessee. The Company is the second-largest natural gas utility in the Southeast, serving over 660,000 natural gas customers in the Carolinas and Tennessee. The Company and its non-utility subsidiaries and divisions are also engaged in acquiring, marketing, transporting and storing natural gas for large-volume customers, in retailing residential and commercial gas appliances and in the sale of propane to over 48,000 customers in the Company's three-state service area. An unregulated subsidiary of the Company is an equity participant in a venture that is marketing natural gas to an additional 505,000 customers in Georgia, the first state in the venture's eight-state southeastern market to open to retail competition for natural gas.

TECO Energy is a diversified, energy-related holding company headquartered in Tampa. Principal businesses include Tampa Electric Company, an electric utility serving more than 550,000 customers in West Central Florida; Peoples Gas, Florida's largest natural gas supplier; TECO Power Services, which builds, owns and operates electric generation facilities in the United States and Central America; TECO Transport, a river and ocean transportation business. Other TECO Energy businesses include TECO Coal, TECO Coalbed Methane, and Bosek, Gibson and Associates.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934. These statements reflect current views made in good faith with respect to future events and performance. Actual results may differ materially from those suggested in any such forward-looking statements as a result of certain factors. The factors that could cause actual results to differ materially from those projected in these forward-looking statements include the ability to: successfully complete both the transaction and the US Propane joint venture; effectively integrate the different operations and produce synergies; obtain unitholder approval following the closing of the transaction; and effect transactions that will contribute to the growth of the business.

Contacts:                               AGL Resources Media Contact:
US Propane Investor and Media Contact: Nick Gold (404) 584-3457 or 800-291-9649 Larry Dagley (972) 855-3766
                                        Piedmont Natural Gas Investor Contact:
Atmos Energy Investor Contacts:         Headen Thomas (704) 364-3483 ext. 6438
Lynn Hord (972) 855-3729
Carol Knies (972) 855-3116              Piedmont Natural Gas Media Contact:
                                        Steve Conner (704) 364-3483 ext. 6205
Atmos Energy Media Contact:
Randy Hicks (972) 855-3720              TECO Energy Investor Contact:
                                        Mark Tubb (813) 228-1772
AGL Resources Investor Contacts:
Melanie Platt (404) 584-3420            TECO Energy Media Contact:
Joe Heffron (404) 584-3427              Laura Plumb (813) 228-1572


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